Exhibit 10.30

SECOND LETTER AMENDMENT AND LIMITED WAIVER

Dated as of October 21, 2011

Deutsche Bank AG New York Branch,

      as Administrative Agent under the

      Credit Agreement referred to below

200 Crescent Court, Suite 550

Dallas, Texas 75201

Re:	Summit Hotel OP, LP Secured Credit Facility

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of April 29, 2011 by and among Summit Hotel OP, LP (the “Borrower”), Summit Hotel Properties, Inc., as parent guarantor, the other guarantors named therein, Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”), the financial institutions identified therein as lender parties (the “Lender Parties”), RBC Capital Markets and Keybank National Association, as syndication agents, Regions Bank, as documentation agent, and Deutsche Bank Securities Inc., as sole lead arranger and book-running manager, as amended by the First Letter Amendment dated as of August 15, 2011 (the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement.

It is hereby agreed by you and us as follows:

1. Amendment to Credit Agreement. Section 5.04(a)(iv) of the Credit Agreement is deleted in its entirety and replaced with the following:

(iv) Minimum Consolidated Fixed Charge Coverage Ratio. Maintain as of each Test Date occurring during any of the periods indicated below, a Consolidated Fixed Charge Coverage Ratio of not less than the correlative ratio indicated:

Period	Consolidated Fixed Charge Coverage Ratio
Closing Date through the third anniversary of the Closing Date	1.40:1.00
The third anniversary of the Closing Date and thereafter	1.50:1.00

2. Limited Waiver.

(a) Borrower has requested that the Required Lenders waive compliance by Borrower with certain provisions of the Loan Documents and, subject to the terms and conditions of this Amendment and Limited Waiver, Required Lenders are willing to agree to waive such compliance. At the request of Borrower, and in consideration of the mutual undertakings herein expressed, Required Lenders hereby waive compliance by Borrower with Section 5.02(h) (the “Subject Provision”) to the extent and only to the extent the Subject Provision applies to (i) the supplement of Parent Guarantor’s articles of incorporation to designate and classify an amount of the Parent Guarantor’s shares of preferred stock, $0.01 par value per share, as Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), which Series A Preferred Stock shall be subordinate to the Advances and (ii) the amendment of the Borrower’s agreement of limited partnership to create a class of partnership interests of the Borrower as Series A Preferred Units, which mirror the terms of the Series A Preferred Stock and shall be subordinate to the Advances, in each case consistent with the terms set forth in the draft Registration Statement on Form S-11 set forth in Exhibit A attached hereto (the “Subject Matter”).

(b) Without limiting the generality of the provisions of Section 9.01 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written, and nothing in this Amendment and Limited Waiver shall be deemed to (a) constitute a waiver of compliance by Borrower with respect to (i) the Subject Provision in any other instance or (ii) any other term, provision or condition of the Loan Documents or any other instrument or agreement referred to in any of them, or (b) prejudice any right or remedy that any Lender may now have or may have in the future under or in connection with the Credit Agreement, the other Loan Documents or any other instrument or agreement referred to in any of them or under Applicable Laws. Except as expressly set forth in this Amendment and Limited Waiver, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

3. Representations and Warranties. The Borrower represents and warrants that the representations and warranties contained in each of the Loan Documents (as amended or supplemented to date, including pursuant to this Amendment and Limited Waiver) are true and correct on and as of the Second Letter Amendment Effective Date (defined below), before and after giving effect to this Amendment, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to an earlier date, in which case as of such earlier date).

4. Effectiveness of Amendment and Limited Waiver.

(a) This Second Letter Amendment and Limited Waiver (this “Amendment and Limited Waiver”) shall become effective as of the first date (the “Second Letter Amendment Effective Date”) on which, and only if, each of the following conditions precedent shall have been satisfied:

(i) The Administrative Agent shall have received counterparts of this Amendment and Limited Waiver executed by the Borrower, the Administrative Agent and those Lenders comprising the Supermajority Lenders or, as to any of such Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and Limited Waiver.

(ii) The Administrative Agent shall have received a counterpart of the Consent attached to this Amendment and Limited Waiver executed by each Guarantor.

(iii) All of the fees and expenses of the Administrative Agent (including the reasonable fees and expenses of counsel for the Administrative Agent) due and payable on the Second Letter Amendment Effective Date shall have been paid in full.

(b) The effectiveness of this Amendment and Limited Waiver is further conditioned upon the accuracy of the factual matters described herein. This Amendment and Limited Waiver is subject to the provisions of Section 9.01 of the Credit Agreement.

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5. Ratification. The Credit Agreement, as amended hereby, the Notes and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment and Limited Waiver shall not operate as a waiver of any right, power or remedy of any Lender Party or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

6. Counterparts. This Amendment and Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Limited Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Limited Waiver.

7. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and Limited Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

8. Governing Law. This Amendment and Limited Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

(Balance of page intentionally left blank.)

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This Amendment and Limited Waiver constitutes a Loan Document and shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

SUMMIT HOTEL OP, LP,
a Delaware limited partnership

By:	SUMMIT HOTEL GP, LLC,
a Delaware limited liability company, its general partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
a Maryland corporation, its sole member

		By:	/s/ Christopher Eng
Name: Christopher Eng
Title: Secretary

(Signatures continued on next page)

Agreed as of the date first above written:

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent, Initial Issuing Bank,

Swing Line Bank and a Lender

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title: Director

By:	/s/ Perry Forman
Name: Perry Forman
Title: Director

(Signatures continued on next page)

REGIONS BANK,

as a Lender

By:	/s/ Michael R. Mellott
Name: Michael R. Mellott
Title: Director

(Signatures continued on next page)

ROYAL BANK OF CANADA,

as a Lender

By:	/s/ Joshua Freedman
Name: Joshua Freedman
Title: Authorized Signatory

(Signatures continued on next page)

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Daniel L. Silbert
Name: Daniel L. Silbert
Title: Sr. Banker

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Scott C. DeJong
Name: Scott C. DeJong
Title: Vice President

CONSENT

Dated as of October 21, 2011

Each of the undersigned, as a Guarantor under the Guaranty set forth in Article VII of the Credit Agreement dated as of April 29, 2011, in favor of the Lender Parties party to the Credit Agreement referred to in the foregoing Second Letter Amendment and Limited Waiver, hereby consents to such Second Letter Amendment and Limited Waiver and hereby confirms and agrees that notwithstanding the effectiveness of such Second Letter Amendment and Limited Waiver, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

SUMMIT HOTEL PROPERTIES, INC.,
a Maryland corporation

By:	/s/ Christopher Eng
Name: Christopher Eng
Title: Secretary

SUMMIT HOSPITALITY I, LLC,
a Delaware limited liability company

By:	/s/ Christopher Eng
Name: Christopher Eng
Title: Secretary

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